UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2023

Bemax, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55584	46-5540812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Silver Oak Dr,

Dallas, Georgia 30132

(Address of Principal Executive Offices) (Zip Code)

404-480-8372

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

Effective December 5, 2023 the Company will begin an offering on a “best efforts” basis through CIM Securities, LLC, a FINRA member broker-dealer as the Managing Placement Agent and the Officers and Directors of the Company solely to verified accredited investors under Section 4(a)(2) and Rule 506(c) of Regulation D promulgated under the Securities Act of 1933, as amended up to $3,000,000 in Thirty-Six Months 8% Annual Accrrued Interest Promissory Notes (“Notes”) Convertible Into Shares of Common Stock, par value $0.0001 per share. The Notes are convertible at i) a $18mm Hard Ceiling Market Capitalization, or ii) at a $6mm Hard Floor Market Capitalization or iii) at a 30% Discount off the prior days closing bid price on the Day of Conversion if the Conversion price lands between the Hard Ceiling and the Hard Floor. The market capitalization will be based on the prior quarters report fully diluted number of shares outstanding stated on such report.

The Offering will terminate on the earliest of: (a) the date the Company, in its discretion, elects to terminate, (b) the date upon which all Shares have been sold, subject to an increase in the size of the Offering or (c) February 29, 2024, unless extended by the Company for up to an additional Ninety (90) days until May 31, 2024. An Investment into these Notes is illiquid and highly risky, and an investor must be willing to bear the entire loss of principal and be willing to hold these securities for an indefinite period of time.

The Company has entered into a “Lead Placement Agent Engagement Agreement” with CIM Securities, LLC, (“CIM”) to raise up to $3,000,000. CIM will act as the placement agent in this offering.

The agreement (attached hereto) with CIM is summarized as follows:

1. Scope. CIM will act as the placement agent for up to $3,000,000 in Notes of the Company’s debt securities by soliciting accredited investors and as the managing broker dealer. The Company has engaged CIM to consult with and advise the Company with respect to the sale of these Securities and anything incidental thereto, as directed by the Company.

2. Exclusivity Period. The sale of the Securities described in this Memorandum shall be handled exclusively by CIM. The exclusivity period shall expire after the first three (3) months (“Term”) from the date of the beginning of the offering dated 12/6/23 or terminate upon ten days (10) written notice by either party. After the exclusive term, the Agreement shall become non-exclusive and continue on a “month-to-month” basis until either Party cancels in writing.

3. Fees and Compensation. The Company has agreed to pay CIM the following fee and other compensation: success fee, placement agent warrants, advisory fee, expense reimbursement. The Company agrees to compensate CIM 8.5% of CIM placed Securities. CIM will receive warrants based on the total amount of shares associated with the offering as placed either directly through CIM and/or their affiliated brokers/dealers at a conversion price of $6,000,000 Market Cap.

Item 7.01 Regulation FD Disclosure

On December 5, 2023, the Company announced the Lead Placement Agent Engagement Agreement with CIM Securities, LLC to raise up to $3,000,000 through a Convertible Promissory Notes open to accredited investors.

A copy of the news release is filed as exhibit 10.1 to this current report and is hereby incorporated by reference.

The information in this Form 8-K being furnished under this Item 7.01 and Exhibit 10.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Exhibits

Exhibit Number	Description of Exhibit

10.1	Bemax, Inc. Press Release Issued December 6, 2023

10.2	Lead Placement Agent Agreement with CIM Securities, LLC

10.3	Executive Summary

10.4	Cover Letter

10.5	Marketing Presentation

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

The links for these items can be found on the Company’s Website under Investors at the following link: https://www.bemaxinc.com/private-placement.php

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2023

Bemax, Inc.

By: /s/ Taiwo Aimasiko

President/CEO